EXHIBIT 24

AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY

              Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates Meritech Management Associates III L.L.C. or such other person or entity as is designated in writing by Paul Madera (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

              Each Reporting Person hereby further authorizes and designates Joel Backman (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

              The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

December 5, 2011  MERITECH MANAGEMENT ASSOCIATES III L.L.C.,
    a Delaware Limited Liability Company

    By: /s/ Paul Madera
     Paul Madera,
     Managing Member

December 5, 2011  MERITECH CAPITAL ASSOCIATES III L.L.C.,
    a Delaware Limited Liability Company

    By: MERITECH MANAGEMENT ASSOCIATES III L.L.C.,
     a Delaware Limited Liability Company
     Its General Partner

    By: /s/ Paul Madera
     Paul Madera,
     Managing Member

December 5, 2011  MERITECH CAPITAL PARTNERS III L.P.,
    a Delaware Limited Partnership

    By: MERITECH CAPITAL ASSOCIATES III L.L.C.,
     a Delaware Limited Liability Company
     Its General Partner

    By: MERITECH MANAGEMENT ASSOCIATES III L.L.C.,
     a Delaware Limited Liability Company
     Its General Partner

    By: /s/ Paul Madera
     Paul Madera,
     Managing Member

December 5, 2011  MERITECH CAPITAL AFFILIATES III L.P.,
    a Delaware Limited Partnership

    By: MERITECH CAPITAL ASSOCIATES III L.L.C.,
     a Delaware Limited Liability Company
     Its General Partner

    By: MERITECH MANAGEMENT ASSOCIATES III L.L.C.,
     a Delaware Limited Liability Company
     Its General Partner

    By: /s/ Paul Madera
     Paul Madera,
     Managing Member

December 5, 2011  By: /s/ Paul Madera
     Paul Madera

December 5, 2011  By: /s/ Mike Gordon
     Mike Gordon

December 5, 2011  By: /s/ George Bischof
     George Bischof

December 5, 2011  By: /s/ Rob Ward
     Rob Ward